Exhibit 23.8

Independent Auditors’ Consent

The Partners
910 Louisiana and 777 Walker:

We consent to the use of our reports dated March 12, 2004, with respect to the statements of revenues and certain operating expenses of 910 Louisiana, Houston, Texas and 777 Walker, Houston, Texas included herein in this post effective amendment No. 3 to Form S-11 (No. 333-108780) of Hines Real Estate Investment Trust, Inc., and to the reference to our firm under the heading “Experts” in the registration statement.

/s/ KPMG LLP

Houston, Texas
May 19, 2005